EXHIBIT 24

JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and any subsequent amendments thereto, and have duty executed this joint filing agreement as of the date set forth below.

Dated as of September 9, 2024

AVI Mezz Co., L.P.

By:	Sterling Capital Partners IV, L.P.
Its:	General Partner

By:	SC Partners IV, L.P.
Its:	General Partner

By:	Sterling Capital Partners IV, LLC
Its:	General Partner

By:	/s/ M. Avi Epstein
Name:	M. Avi Epstein
Title:	Chief Operating Officer and General Counsel

Sterling Karpos Holdings, LLC

By:	/s/ M. Avi Epstein
Name:	M. Avi Epstein
Title:	President

Sterling Capital Partners IV, LLC

By:	/s/ M. Avi Epstein
Name:	M. Avi Epstein
Title:	Chief Operating Officer and General Counsel

Karpos Intermediate, LLC

By:	/s/ M. Avi Epstein
Name:	M. Avi Epstein
Title:	President

Sterling Fund Management, LLC

By:	Sterling Fund Management Holdings, L.P.
Its:	General Partner

By:	Sterling Fund Management Holdings GP, LLC
Its:	General Partner

By:	/s/ M. Avi Epstein
Name:	M. Avi Epstein
Title:	Chief Operating Officer and General Counsel